Exhibit 10.2

THIRD AMENDMENT TO TERM LOAN AGREEMENT

THIS THIRD AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”), dated as of July 28, 2025, by and among KITE REALTY GROUP, L.P., a Delaware limited partnership (“Borrower”), KITE REALTY GROUP TRUST, a real estate investment trust formed under the laws of the State of Maryland (“Parent” or “Guarantor”), KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), THE OTHER LENDERS WHICH ARE SIGNATORIES HERETO (KeyBank and the other lenders which are signatories hereto, collectively, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (the “Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, Agent, KeyBank and the other Lenders are parties to that certain Term Loan Agreement dated as of October 25, 2018, as amended by that certain First Amendment to Term Loan Agreement dated as of December 21, 2022, and by that certain Second Amendment to Term Loan Agreement dated as of October 3, 2024 (collectively, the “Existing Loan Agreement,” and as the same may be further varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Loan Agreement”);

WHEREAS, Borrower and the Guarantors have requested to make certain modifications to the Existing Loan Agreement and the Agent and the undersigned Lenders have agreed to such modifications, subject to the execution and delivery of this Amendment.

NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1.             Definitions. All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

2.             Modification of the Existing Loan Agreement. Borrower, the Agent and the Lenders do hereby modify and amend the Existing Loan Agreement as follows:

(a)             By deleting in its entirety the definition of “Adjusted Daily Simple SOFR” appearing in Article I of the Existing Loan Agreement and inserting in lieu thereof the following new definition:

““Adjusted Daily Simple SOFR” means an interest rate per annum equal to the greater of (1) Daily Simple SOFR and (2) the Floor.”;

(b)             By deleting in its entirety the definition of “Adjusted Term SOFR” appearing in Article I of the Existing Loan Agreement and inserting in lieu thereof the following new definition:

““Adjusted Term SOFR” means, for any Interest Period, an interest rate per annum equal to the greater of (1) Term SOFR for such Interest Period and (2) the Floor.”; and

(c)             By deleting in its entirety the definition of “SOFR Index Adjustment” appearing in Article I of the Existing Loan Agreement.

3.             References to Loan Agreement. All references in the Loan Documents to the Loan Agreement shall be deemed a reference to the Loan Agreement as modified and amended herein.

4.             Acknowledgment of Borrower and Guarantor. Borrower and Guarantor hereby acknowledge, represent and agree that the Loan Documents, as modified and amended herein, remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantor, as applicable, enforceable against Borrower and Guarantor in accordance with their respective terms (except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity), and that the execution and delivery of this Amendment does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower’s or Guarantor’s obligations under the Loan Documents.

5.             Representations and Warranties. Borrower and Guarantor represent and warrant to the Agent and the Lenders as follows:

(a)             Authorization. The execution, delivery and performance of this Amendment and any agreements executed and delivered in connection herewith and the transactions contemplated hereby and thereby (i) are within the authority of Borrower and Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and Guarantor, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrower or Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrower or Guarantor, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, any of the Borrower or Guarantor or any of their respective properties or to which any of the Borrower or Guarantor is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of any of the Borrower or Guarantor.

(b)             Enforceability. This Amendment and any agreements executed and delivered in connection herewith are valid and legally binding obligations of Borrower and Guarantor enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

(c)             Approvals. The execution, delivery and performance of this Amendment and any agreements executed and delivered in connection herewith and the transactions contemplated hereby and thereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained and any disclosure filings with the SEC as may be required with respect to this Amendment.

(d)             Reaffirmation. Borrower and Guarantor reaffirm and restate as of the date hereof each and every representation and warranty made by Borrower and Guarantor and their respective Subsidiaries in the Loan Documents (as amended hereby) or otherwise made by or on behalf of such Persons in connection therewith except for representations or warranties that expressly relate to an earlier date, which representations or warranties shall only be required to have been true and correct in as of such earlier date and except for changes in factual circumstances not prohibited under the Loan Documents.

6.             No Default. By execution hereof, Borrower and Guarantor certify that as of the date of this Amendment and immediately after giving effect to this Amendment and the other documents executed in connection herewith, no Default or Unmatured Default has occurred and is continuing.

7.             Waiver of Claims. Borrower and Guarantor acknowledge, represent and agree that none of such Persons has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever arising on or before the date hereof with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of the Agent or any Lender, or any past or present officers, agents or employees of the Agent or any Lender pursuant to or relating to the Loan Documents, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action arising on or before the date hereof, if any.

8.             Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Loan Agreement remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Documents as modified and amended herein. Guarantor hereby consents to the terms of this Amendment. Nothing in this Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantor under the Loan Documents.

9.             Effective Date. This Amendment shall be deemed effective and in full force and effect (the “Effective Date”) upon satisfaction of the following conditions on or prior to the date of this Amendment:

(a)             the execution and delivery of this Amendment by Borrower, Guarantor, the Agent and the Lenders;

(b)             receipt by Agent of such other resolutions, certificates, documents, instruments and agreements as the Agent may reasonably request; and

(c)             receipt by the Agent of evidence that Borrower shall have paid all fees due and payable with respect to this Amendment.

10.           Fees and Expenses. Borrower shall pay the reasonable fees and expenses of the Agent in connection with this Amendment and the transactions contemplated hereby in accordance with Section 9.7 of the Loan Agreement.

11.           Accrued Interest and Fees. All interest and fees accrued prior to the Effective Date of this Amendment under provisions of the Loan Agreement modified by this Amendment shall remain payable at the due dates set forth in the Loan Agreement.

12.           Amendment as Loan Document. This Amendment shall constitute a Loan Document.

13.           Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

14.           MISCELLANEOUS. THIS AMENDMENT SHALL PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Loan Agreement.

15.           Electronic Signatures. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or as an attachment to an electronic mail message in .pdf, .jpeg, .TIFF or similar electronic format shall be effective as delivery of a manually executed counterpart of this Amendment for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and any other Loan Document to be signed in connection with this Amendment, the other Loan Documents and the transactions contemplated hereby and thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent to accept electronic signatures in any form or format without its prior written consent. For the purposes hereof, “Electronic Signatures” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. Each of the parties hereto represents and warrants to the other parties hereto that it has the corporate capacity and authority to execute the Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents. Without limiting the generality of the foregoing, each of Borrower and Guarantor hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among any of the Agent or the Lenders and any of Borrower or Guarantor, electronic images of this Amendment or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of any Loan Document based solely on the lack of paper original copies of such Loan Document, including with respect to any signature pages thereto.

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IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.

BORROWER:

KITE REALTY GROUP, L.P., a Delaware limited partnership

By:	Kite Realty Group Trust, its sole General Partner

	By:	/s/ Heath Fear
Heath Fear, Executive Vice President and Chief Financial Officer

GUARANTOR:

KITE REALTY GROUP TRUST

By:	/s/ Heath Fear
Name:	Heath Fear
Title:	Executive Vice President and Chief Financial Officer

(Signatures Continued On Next Page)

[Signature Page to Third Amendment to Term Loan Agreement]

AGENT AND LENDERS:

KEYBANK NATIONAL ASSOCIATION, as the Agent and as a Lender

By:	/s/ Kristin Centracchio
Name:	Kristin Centracchio
Title:	Vice President

BANK OF AMERICA, N.A.

By:	/s/ Helen Chan
Name:	Helen Chan
Title:	Vice President

REGIONS BANK

By:	/s/ Katie Gifford
Name:	Katie Gifford
Title:	Vice President

TD BANK, N.A.

By:	/s/ Donald Wattson
Name:	Donald Wattson
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Germaine R. Korhone
Name:	Germaine R. Korhone
Title:	Senior Vice President

(Signatures Continued On Next Page)

[Signature Page to Third Amendment to Term Loan Agreement]

ASSOCIATED BANK, NATIONAL ASSOCIATION

By:	/s/ Mitchell Vega
Name:	Mitchell Vega
Title:	Senior Vice President

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:	/s/ Brad Boersma
Name:	Brad Boersma
Title:	SVP

TRUIST BANK

By:	/s/ Ryan Almond
Name:	Ryan Almond
Title:	Director

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ James A. Harman
Name:	James A. Harman
Title:	Senior Vice President

[Signature Page to Third Amendment to Term Loan Agreement]